EXHIBIT 23.1


                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement of Fairway Properties, Inc. on Form 10, of my report dated November 11, 2009 on the financial statements of Fairway Properties, Inc. for the period from September 10, 2007 (inception) through December 31, 2007, the year ended December 31, 2008, and for the period from September 10, 2007 (inception) through December 31, 2008.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
November 16, 2009